Exhibit 99.1

Cole Real Estate Investments Announces Record Second Quarter 2013 Financial Results

Increasing the Dividend and Increasing Second Half 2013 Guidance

PHOENIX, August 5, 2013 – Cole Real Estate Investments, Inc. (NYSE: COLE), a market-leading net lease REIT, today announced record financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Consolidated Highlights

•	NYSE Listing – Shares began trading on the NYSE on June 20, 2013 and received early inclusion in the MSCI U.S. REIT Index (RMS/RMZ) on July 3, 2013

•	Record Operating Results – Reported consolidated revenue of $250.3 million and net income of $29.1 million, a 91% and 26% year-over-year increase from the second quarter of 2012, respectively

•

Record AFFO – Reported consolidated AFFO of $0.23 per diluted share, a 44% year-over-year increase from the second quarter of 2012, which includes $0.03 per diluted share from the private capital management segment

•

Accretive Acquisitions – $266 million was acquired in the second quarter 2013 with a weighted average annual lease yield of 7.7% and $1.3 billion of assets were acquired over the past four quarters with a weighted average annual lease yield of 7.8%

•

Robust Private Capital Flows – $508 million of capital was raised on behalf of our managed REITs in the second quarter 2013 and also achieved a record-breaking month of $509 million of capital raised during July

•	Increased Guidance – 10% increase in second half AFFO guidance to the new range of $0.42 to $0.47 per diluted share

•

Increased Dividends – Increased the annual distribution rate to $0.72 from $0.70 per share effective with the August dividend payable September 3, 2013, which represents an 11% increase over the past two quarters

•	Tender Offer – Commenced a modified “Dutch auction” tender offer to purchase $250 million of shares currently scheduled to expire on August 8, 2013

•	Share Repurchase Program – Authorized to repurchase up to $250 million of shares in the open market starting on the 11th business day following completion of the tender offer

Real Estate Investment Segment Highlights

•	Revenue and net income of $167.6 million and $19.9 million, respectively

•	AFFO of $0.20 per diluted share, an increase of 25% over the second quarter of 2012

•	Normalized EBITDA of $139.3 million, an increase of 27% over the second quarter of 2012

•	Acquired six properties with a weighted average annual lease yield of 7.7% and generated an 18% net gain on five properties sold at a weighted average annual lease yield of 7.5%

•

Increased the unsecured credit facility to $1.4 billion from $858 million, extended the term of the revolving loans to June 2017 and the term loan to June 2018 and decreased the weighted average interest rate to 2.9% from 3.0%

•	Total portfolio occupancy of 99.1%, investment grade tenancy of 55%, and a weighted average remaining lease term of 12.2 years as of June 30, 2013

-more-

Private Capital Management Segment Highlights

•	Revenue and net income of $82.6 million and $9.2 million, respectively

•	AFFO of $0.03 per diluted share and Normalized EBITDA of $15.1 million

•	Structured $1.1 billion of real estate acquisitions and $422 million of real estate financing on behalf of the managed REITs in the second quarter 2013

•	Merger between Cole Credit Property Trust II, Inc. (“CCPT II”) and Spirit Realty Capital, Inc. (NYSE Ticker: SRC) completed on July 17, 2013

•

Cole Corporate Income Trust, Inc. (“CCIT”) announced the close of its offering on September 30, 2013 and CCIT’s Board of Directors has determined to begin the evaluation of potential strategies to provide CCIT stockholders with liquidity

CEO Commentary

Marc Nemer, chief executive officer of Cole Real Estate Investments, stated, “We are pleased to report such positive financial performance in our first earnings release as a NYSE-listed company. We experienced record operating results in both our real estate portfolio and private capital management business representing a 44% year-over-year increase in AFFO per diluted share. Reflective of our proven ability to acquire accretive assets, we purchased $1.3 billion of properties over the past four quarters with a weighted average annual lease yield of 7.8%. Additionally, we are very pleased with the continued success of our private capital management business, Cole Capital™, which contributed over $15.0 million in Normalized EBITDA during the second quarter and has raised in excess of $1.0 billion of capital year-to-date through July 31, 2013 on behalf of our managed REITs.”

Nemer continued, “Given such strong operating fundamentals, I’m also pleased to report that we have increased our 2013 second half AFFO guidance by 10% and have announced an additional increase in our annual distribution rate, which represents an 11% increase over the past two quarters. Further, our Board has authorized the repurchase up to $250 million of shares in the open market.”

Nemer concluded, “We are one of the largest publicly-traded REITs in the net-lease sector and we believe we are well positioned to generate continued growth and returns for our shareholders. Our portfolio remains highly diversified by industry, tenancy and geography with portfolio occupancy of 99%, 55% investment grade tenancy and a 12.2-year weighted average remaining lease term.”

Second Quarter 2013 Financial Results

Revenue

Consolidated revenue for the quarter ended June 30, 2013 increased 91% to $250.3 million, as compared to $131.4 million for the same quarter in 2012. This increase was due to an increase in revenue from the Real Estate Investment segment and the inclusion of revenue from the Private Capital Management segment, which was acquired on April 5, 2013.

Revenue for the Real Estate Investment segment for the quarter ended June 30, 2013 increased 28% to $167.6 million, as compared to $131.4 million for the same quarter in 2012. This increase was primarily due to a $1.0 billion increase in the average gross real estate assets net of gross intangible lease liabilities we owned, for the three months ended June 30, 2013, compared to the three months ended June 30, 2012. In addition, “same store” base rental revenue increased by 1.1% as compared to the year-ago quarter. Revenue for the Private Capital Management segment for the quarter ended June 30, 2013 was $82.6 million before reallowed fees and commissions.

Normalized EBITDA

Consolidated Normalized EBITDA increased 40% to $154.3 million for the quarter ended June 30, 2013, compared to $110.0 million for the same quarter in 2012. Normalized EBITDA for the Real Estate Investment segment increased 27% to $139.3 million for the quarter ended June 30, 2013, compared to $110.0 million for the year-ago quarter. Normalized EBITDA for the Private Capital Management segment was $15.0 million for the quarter ended June 30, 2013.

Net Income

Net income increased 26% to $29.1 million for the quarter ended June 30, 2013, compared to $23.1 million for the same quarter in 2012.

FFO and FFO per diluted share

Funds from Operations (FFO) for the quarter ended June 30, 2013, increased 17% to $76.2 million, or $0.16 per diluted share, as compared to $65.0 million, or $0.14 per diluted share, for the same quarter in 2012.

AFFO and AFFO per diluted share

Adjusted Funds from Operations (AFFO) for the quarter ended June 30, 2013, increased 44% to $110.8 million, or $0.23 per diluted share, as compared to $76.8 million, or $0.16 per diluted share, for the same quarter in 2012. AFFO for the Real Estate Investment segment increased 25% to $95.7 million, or $0.20 per diluted share for the quarter ended June 30, 2013, compared to $76.8 million, or $0.16 per diluted share, for the year-ago quarter. AFFO for the Private Capital Management segment was $15.1 million, or $0.03 per diluted share, for the quarter ended June 30, 2013.

Balance Sheet

As of June 30, 2013, Cole had total assets of $7.9 billion, unrestricted cash and cash equivalents of $167.5 million, total debt of $3.5 billion and $566.2 million available for borrowing under its senior unsecured credit facility. The leverage ratio of total debt to gross real estate and related assets was 47% and net debt, which represents total debt less cash, to annualized Normalized EBITDA was 5.4x.

During the second quarter, the Company increased the size of its senior unsecured credit facility to $1.4 billion from $858 million, extended the term of the revolving loans to June 2017 and the term loan to June 2018, while also decreasing the weighted average interest rate to 2.9% from 3.0%.

Tender Offer

On June 20, 2013, Cole commenced a modified “Dutch auction” tender offer to purchase for cash up to $250 million of shares of common stock on the terms and subject to the conditions described in its Offer to Purchase of that date. The tender offer and withdrawal rights will expire at 5:00 p.m. Eastern on August 8, 2013.

Increased Distributions

On August 2, 2013, Cole’s Board of Directors increased the amounts of the previously declared monthly dividends for August and September to $0.06 per share, representing an increase in the annual distribution rate to $0.72 from $0.70 per share. As previously announced, these dividends will be paid to stockholders of record as of August 30 and September 30, 2013, respectively, and the payments dates will be September 3 and October 1, 2013, respectively. The Board also declared a monthly dividend in the amount of $0.06 per share for the month of October 2013, which will be payable on November 1, 2013 to stockholders of record as of October 31, 2013.

Increased Second Half 2013 Guidance

The Company increased its guidance for the second half, as follows:

•	Total revenue guidance increased by 18% to the range of $557 million to $585 million and is comprised of:

•	Real Estate Investment segment revenue in the range of $327 million to $335 million

•	Private Capital Management segment revenue (on a gross basis before reallowed fees and commissions) in the range of $230 million to $250 million

•	Normalized EBITDA guidance increased by 11% to the range of $297 million to $324 million

•	AFFO per diluted share guidance increased by 10% to the range of $0.42 to $0.47

Business Segment Descriptions

Real Estate Investment

As of June 30, 2013, the Company owned 1,014 properties in 48 states with 44.0 million rentable square feet, including properties owned through Consolidated Joint Ventures. Property types owned include single and multi-tenant retail, single tenant office and single tenant industrial. The Company also owned 21 CMBS bonds and three notes receivable and had interests in 12 properties with 2.3 million rentable square feet of commercial and retail space through Unconsolidated Joint Ventures. Total gross asset value of the portfolio was $7.5 billion.

During the second quarter of 2013, the Company acquired six properties for an aggregate purchase price of $266 million, which included one property acquired through a joint venture arrangement.

Also during the second quarter, the Company sold five properties for an aggregate sale price of $31.5 million, recognizing a $4.9 million gain on sale during the second quarter of 2013.

Private Capital Management

As of June 30, 2013, the Company through subsidiaries, collectively known as Cole Capital™, was the advisor to five publicly registered, non-listed REITs (“managed REITs”), for which it provides capital raising, acquisition, financing, leasing, asset management and shareholder services. As of June 30, 2013 the managed REITs, including CCPT II, owned 1,096 properties, with 37.0 million rentable square feet of single and multi-tenant retail and commercial space, representing $6.5 billion in gross real estate assets. Of the managed REIT properties, CCPT II owned 747 properties with 21.1 million square feet, representing $3.5 billion in gross real estate assets. On July 17, 2013, the merger of CCPT II and Spirit Realty Capital, Inc. was completed.

Webcast Info

Cole Real Estate Investments, Inc. will host a conference call and webcast to review second quarter 2013 results today, Monday, August 5, 2013, at 10:00 a.m. Pacific/1:00 p.m. Eastern. To participate in the live broadcast of the call, please visit the Investor Relations section of the Company’s website at www.colereit.com. A transcript of the broadcast will be available within 48 hours and an online archive of the broadcast will be posted on Cole’s website at www.colereit.com approximately two hours after the live call ends.

Supplemental Information

The Company’s supplemental financial information for the second quarter ended June 30, 2013, and the Company’s Form 10-Q report for the same period, were filed on August 5, 2013 and are available on the Company’s website at www.colereit.com.

About Cole Real Estate Investments, Inc.

Cole Real Estate Investments, Inc. (NYSE: COLE) is an industry-leading net-lease REIT that acquires and manages real estate assets leased long-term to a high-quality, diversified tenant base. Since 1979, Cole has leveraged its deep relationships, efficiencies of scale and rigorous operational processes to acquire and actively manage retail, office and industrial properties. As of June 30, 2013, Cole Real Estate Investments had total assets of $7.9 billion, which included 1,014 properties representing approximately 44.0 million square feet of commercial real estate in 48 states. Cole’s private capital management business, Cole CapitalTM, is a leading sponsor of non-listed REITs. According to industry reports of Robert A. Stanger & Co., Cole is the only non-listed REIT sponsor to rank in the top three for annual capital raised each of the past five years.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements that reflect the current views of Cole Real Estate Investments and Cole’s management with respect to future events. Forward-looking statements about Cole’s plans, strategies and prospects are based on current information, estimates and projections; they are subject to risks and uncertainties, as well as known and unknown risks, including those included in Cole’s reports filed with the SEC, which could cause actual results to differ materially from those projected or anticipated. Forward-looking statements are not intended to be a guarantee of any event, action, result, outcome or performance in future periods. Cole does not intend or assume any obligation to update any forward-looking statements, and the reader is cautioned not to place undue reliance on them.

Non-GAAP Financial Measures

FFO and AFFO

Funds From Operations (“FFO”) is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and widely recognized by investors and analysts as one measure of operating performance of a real estate company. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of depreciable real estate and impairments of depreciable real estate. Depreciation and amortization as applied in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management’s view, and the Company believes the view of many industry investors and analysts, that the presentation of operating results for real estate companies by using the historical cost accounting method alone is insufficient. In addition, FFO excludes gains and losses from the sale of depreciable real estate and impairment charges on depreciable real estate, which the company believes provides management and investors with a helpful additional measure of the performance of its real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. Cole computes FFO in accordance with NAREIT’s definition.

In addition to FFO, the company uses Adjusted Funds From Operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of its real estate portfolio. AFFO, as defined by the Company, excludes from FFO merger, acquisition, and listing related costs, amortization and write off of deferred financing costs, straight-line rent adjustments, above and below market lease intangibles amortization, realized loss on derivatives and debt prepayment fees, gain on sale of marketable securities, other amortization or accretion, other gains, adjustments for discontinued operations and our proportionate share of adjustments for unconsolidated joint ventures, all of which are required to be expensed or recorded as additions to revenue or other income in accordance with GAAP. In evaluating the performance of Cole’s portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Management believes that excluding the items noted above from AFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of the Company’s portfolio over time, including after the Company ceases to acquire properties on a frequent and regular basis. AFFO also allows for a comparison of the performance of Cole’s portfolio with other REITs that are not currently engaging in acquisitions and mergers, as well as a comparison of its performance with that of other REITs, as AFFO, or an equivalent measure, is routinely reported by REITs, and management believes often used by analysts and investors for comparison purposes.

For all of these reasons, we believe FFO and AFFO, in addition to net income and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which Cole’s management evaluates the performance of its real estate portfolio over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund the Company’s cash needs.

EBITDA and Normalized EBITDA

Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger, acquisition, and listing related expenses which are considered non-recurring and gain/losses in real estate and derivatives which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from Normalized EBITDA as they are not the primary drivers in our decision making process. In addition, our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. We believe that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. We use Normalized EBITDA as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Investment Grade Tenancy

Investment grade tenancy includes credit ratings based on annualized rental revenue from tenants with credit ratings of BBB- or higher. Tenant credit rating may reflect the credit rating of the parent company or a guarantor. Credit ratings exclude unconsolidated joint ventures, CMBS, and Secured notes receivable. 42% of Cole’s annual rent is derived from tenants rated investment grade and another 13% from tenants with an implied rating of investment grade. Moody’s Credit Edge was used to determine implied credit rating for public non-rated tenants. Moody’s KMV was used to determine implied credit rating for private non-rated tenants. Implied credit rating data is as of July 29, 2013.

Important Notice

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer is made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that the Company distributed to its stockholders and filed with the SEC, as they may be amended from time to time. The full details of the tender offer, including complete instructions on how to tender shares of Common Stock, are included in such materials. Stockholders are urged to carefully read the Offer to Purchase, the Letter of Transmittal and other related materials as they may be amended from time to time because they contain important information, including the terms and conditions of the tender offer.

Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that the Company files with the SEC at the SEC’s website at http://www.sec.gov or by calling D.F. King & Co., Inc., the information agent for the Tender Offer, at (800) 659-6590 (Toll Free) or (212) 269-5550 (Collect). Questions and requests for assistance by retail stockholders may be directed to D.F. King & Co., Inc. at the numbers above. As described in the Offer to Purchase, questions and requests for assistance by institutional stockholders may be directed to the dealer managers for the Tender Offer, Goldman, Sachs & Co. or Lazard Frères & Co. LLC. In addition, copies of documents filed by the Company with the SEC will be available free of charge by directing a request to Cole Real Estate Investments, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

# # #

Stephan Keller	Aaron Halfacre, CFA	Jessica Thorsheim
Executive Vice President and CFO	Head of Strategic Relations	Director, Investor Relations

Our Investor Relations department can be reached via telephone at (877) 405-2653 or via email at investorrelations@colereit.com.

COLE REAL ESTATE INVESTMENTS, INC.

(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate assets:
Land	$1,525,353	$1,488,525
Buildings and improvements, less accumulated depreciation of $249,446 and $187,448, respectively	4,365,738	4,218,182
Acquired intangible lease assets, less accumulated amortization of $160,308 and $121,894, respectively	853,137	859,985

Total investment in real estate assets, net	6,744,228	6,566,692
Investment in notes receivable, net	90,464	90,358
Investment in marketable securities	10,499	51,103
Investment in marketable securities pledged as collateral	257,518	266,098
Investment in unconsolidated entities	94,932	96,785

Total investment in real estate assets and related assets, net	7,197,641	7,071,036
Assets related to real estate held for sale, net	—	23,153
Cash and cash equivalents	167,474	192,504
Restricted cash	25,502	18,444
Rents and tenant receivables, less allowance for doubtful accounts of $440 and $337, respectively	97,956	79,569
Intangible assets, prepaid expenses and other assets, net	104,332	11,790
Deferred financing costs, less accumulated amortization of $16,248 and $23,105, respectively	61,835	57,229
Goodwill	229,102	—
Leasehold improvements and property and equipment, net	21,295	—
Due from affiliates	8,036	—

Total assets	$7,913,173	$7,453,725

LIABILITIES AND EQUITY
Notes payable and other borrowings	$3,501,428	$3,292,048
Accounts payable and accrued expenses	58,115	42,756
Due to affiliates	—	4,525
Acquired below market lease intangibles, less accumulated amortization of $21,303 and $16,389, respectively	114,934	113,607
Distributions payable	28,501	26,399
Contingent consideration	211,143	5,341
Derivative liabilities, deferred rent and other liabilities	52,968	51,639

Total liabilities	3,967,089	3,536,315

Commitments and contingencies
Redeemable common stock	—	234,578

EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 990,000,000 shares authorized and 489,808,175 and 479,547,099 shares outstanding, respectively	4,898	4,795
Capital in excess of par value	4,416,151	4,068,015
Accumulated distributions in excess of earnings	(510,539)	(416,886)
Accumulated other comprehensive income	18,856	23,101

Total stockholders’ equity	3,929,366	3,679,025
Noncontrolling interests	16,718	3,807

Total equity	3,946,084	3,682,832

Total liabilities and equity	$7,913,173	$7,453,725

COLE REAL ESTATE INVESTMENTS, INC.

(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Real estate investment revenue	$159,812	$124,910	$312,089	$234,066
Interest income on real estate-related investments	7,837	6,452	15,785	10,241
Private capital management revenue	82,643	—	82,643	—

Total revenue	250,292	131,362	410,517	244,307

Expenses:
Reallowed fees and commissions	38,962	—	38,962	—
General and administrative expenses	41,436	4,652	45,467	8,676
Merger related stock-based compensation expense	10,278	—	10,278	—
Property operating expenses	17,507	11,543	33,129	21,298
Property and asset management expenses	1,393	10,988	15,302	21,043
Merger and acquisition related expenses	11,810	17,438	27,423	32,819
Depreciation and amortization	56,393	38,269	104,110	71,540

Total operating expenses	177,779	82,890	274,671	155,376

Operating income	72,513	48,472	135,846	88,931

Other income (expense):
Equity in income of unconsolidated entities	972	552	2,281	886
Other (expense) income	(774)	675	(851)	3,992
Interest expense	(48,938)	(30,141)	(88,007)	(57,312)

Total other expense	(48,740)	(28,914)	(86,577)	(52,434)

Income from continuing operations before income taxes	23,773	19,558	49,269	36,497
Benefit from income taxes	235	—	235	—

Income from continuing operations	24,008	19,558	49,504	36,497

Discontinued operations:
Income from discontinued operations	195	3,532	838	7,762
Gain on sale of real estate assets	4,931	—	19,007	14,781

Income from discontinued operations	5,126	3,532	19,845	22,543

Net income	29,134	23,090	69,349	59,040
Net income (loss) allocated to noncontrolling interests	111	(133)	215	(120)

Net income attributable to the Company	$29,023	$23,223	$69,134	$59,160

Basic earnings per share:
Income from continuing operations	$0.05	$0.04	$0.10	$0.08
Income from discontinued operations	$0.01	$0.01	$0.04	$0.05
Net income attributable to the Company	$0.06	$0.05	$0.14	$0.13
Diluted earnings per share:
Income from continuing operations	$0.05	$0.04	$0.10	$0.08
Income from discontinued operations	$0.01	$0.01	$0.04	$0.05
Net income attributable to the Company	$0.06	$0.05	$0.14	$0.13
Weighted average number of common shares outstanding:
Basic	487,915,368	473,159,051	484,396,906	470,033,648
Diluted	491,510,128	473,159,051	486,194,286	470,033,648
Distributions declared per common share issued	$0.17	$0.16	$0.33	$0.31

Segment Reporting

The Company operates under two business segments - Real Estate Investment and Private Capital Management. The following table presents a summary of the financial results for each business segment (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Real Estate Investment
Rental and other property income	$144,756	$114,317	$283,334	$214,359
Tenant reimbursement income	15,056	10,593	28,755	19,707
Interest income on notes receivable	1,936	1,476	3,859	2,848
Interest income on marketable securities	5,901	4,976	11,926	7,393

Total real estate investment revenue	167,649	131,362	327,874	244,307

General and administrative expenses	12,757	4,652	16,788	8,676
Merger related stock-based compensation expense	10,278	—	10,278	—
Property operating expenses	17,507	11,543	33,129	21,298
Property and asset management expenses	1,393	10,988	15,302	21,043
Merger and acquisition related expenses	11,810	17,438	27,423	32,819
Depreciation and amortization	50,335	38,269	98,052	71,540

Total operating expenses	104,080	82,890	200,972	155,376

Total other expense (1)	(48,747)	(28,914)	(86,584)	(52,434)

Income from continuing operations	14,822	19,558	40,318	36,497
Income from discontinued operations	5,126	3,532	19,845	22,543

Net income	$19,948	$23,090	$60,163	$59,040

Private Capital Management
Dealer manager fees, selling commissions and offering reimbursements	$51,818	$—	$51,818	$—
Transaction service fees	21,509	—	21,509	—
Management fees and reimbursements	9,316	—	9,316	—

Total private capital management revenue	82,643	—	82,643	—

Reallowed fees and commissions	38,962	—	38,962	—
General and administrative expenses	28,679	—	28,679	—
Depreciation and amortization	6,058	—	6,058	—

Total operating expenses	73,699	—	73,699	—

Total other income	7	—	7	—
Benefit from income taxes (2)	235	—	235	—

Net income	$9,186	$—	$9,186	$—

Total Company
Total revenue	$250,292	$131,362	$410,517	$244,307
Total operating expenses	177,779	82,890	274,671	155,376
Total other expense, net	(48,740)	(28,914)	(86,577)	(52,434)
Benefit from income taxes	235	—	235	—

Income from continuing operations	24,008	19,558	49,504	36,497
Income from discontinued operations	5,126	3,532	19,845	22,543

Net income	$29,134	$23,090	$69,349	$59,040

(1)	Primarily consists of interest expense.
(2)	While most of the business activities of the Company’s Private Capital Management segment are conducted through a subsidiary of the Company that is a taxable REIT subsidiary (“TRS”), revenues and expenses recorded in the TRS for tax purposes are not the same as those included in the Private Capital Management segment in accordance with GAAP. In future periods, we expect to recognize an income tax expense, not a benefit from income taxes.

	Total Assets as of
	June 30, 2013	December 31, 2012
Real estate investment	$7,546,129	$7,453,725
Private capital management	367,044	—

Total company	$7,913,173	$7,453,725

Reconciliation of GAAP Net Income to Normalized EBITDA

The calculations of EBITDA and Normalized EBITDA, and reconciliation to net income, which is the most directly comparable GAAP financial measure, are presented in the table below (in thousands):

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Total	Real Estate Investment	Private Capital Management	Total	Real Estate Investment	Private Capital Management
Net income attributable to the company	$29,023	$19,837	$9,186	$23,223	$23,223	$—
Adjustments:
Interest expense	48,938	48,938	—	28,846	28,846	—
Depreciation and amortization	56,463	50,405	6,058	41,294	41,294	—
Benefit from income taxes	(235)	—	(235)	—	—	—
Proportionate share of adjustments for unconsolidated joint ventures	111	111	—	(133)	(133)	—

EBITDA	134,300	119,291	15,009	93,230	93,230	—

Management adjustments:
Gain on sale of real estate assets	(4,931)	(4,931)	—	(664)	(664)	—
Merger and acquisition related expenses	11,810	11,810	—	17,438	17,438	—
Merger related stock-based compensation expense	10,278	10,278	—	—	—	—
Listing and tender offer expenses	2,854	2,854	—	—	—	—

Total adjustments	20,011	20,011	—	16,774	16,774	—

Normalized EBITDA	$154,311	$139,302	$15,009	$110,004	$110,004	$—

Reconciliation of GAAP Net Income to

Funds from Operations and Adjusted Funds from Operations

The calculations of funds from operations (FFO) and adjusted funds from operations (AFFO), and reconciliation to net income, which is the most directly comparable GAAP financial measure, are presented in the tables below (in thousands, except share and per share amounts):

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Total Company
Net income attributable to the company	$29,023	$40,111	$125,611	$18,567	$23,223
Depreciation and amortization of real property	50,405	47,835	45,516	44,380	41,294
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,733	1,860	2,162	1,549	1,138
Net gain on sale and condemnation of real estate assets	(4,931)	(13,953)	(93,676)	—	(664)

FFO - Total Company	76,230	75,853	79,613	64,496	64,991
Merger and acquisition related expenses	11,810	15,613	17,460	13,612	17,438
Merger related stock-based compensation expense	10,278	—	—	—	—
Listing and tender offering expenses	2,854	—	—	—	—
Amortization of deferred financing costs	3,958	3,753	5,477	3,859	3,379
Straight-line rent adjustments	(8,881)	(9,688)	(8,942)	(8,937)	(8,209)
Above/below market lease intangibles amortization, net	731	888	834	535	801
Loss on derivatives and extinguishment of debt	7,782	—	3,514	9,263	—
Loss (gain) on the sale of marketable securities	1,331	—	(12,455)	—	—
Other amortization (accretion), net (1)	4,547	(1,375)	(1,524)	(1,403)	(1,190)
Proportionate share of adjustments for unconsolidated joint ventures	121	30	(567)	(888)	(409)

AFFO - Total Company (2)	$110,761	$85,074	$83,410	$80,537	$76,801

FFO per common share, basic	$0.16	$0.16	$0.17	$0.14	$0.14
FFO per common share, diluted	$0.16	$0.16	$0.17	$0.14	$0.14
AFFO per common share, basic	$0.23	$0.18	$0.17	$0.17	$0.16
AFFO per common share, diluted	$0.23	$0.18	$0.17	$0.17	$0.16
Distributions paid (including DRIP)	$83,791	$76,894	$77,246	$77,705	$76,419
Weighted average shares outstanding, basic	487,915,368	480,819,849	478,762,187	476,353,149	473,159,051
Weighted average shares outstanding, diluted	491,510,128	480,819,849	478,762,187	476,353,149	473,159,051

Reconciliation of GAAP Net Income to

Funds from Operations and Adjusted Funds from Operations (Continued)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Real Estate Investment Segment
Net income attributable to the company	$19,837	$40,111	$125,611	$18,567	$23,223
Depreciation and amortization of real property	50,405	47,835	45,516	44,380	41,294
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,733	1,860	2,162	1,549	1,138
Net gain on sale and condemnation of real estate assets	(4,931)	(13,953)	(93,676)	—	(664)

FFO - Real Estate Investment Segment	67,044	75,853	79,613	64,496	64,991
Merger and acquisition related expenses	11,810	15,613	17,460	13,612	17,438
Merger related stock-based compensation expense	10,278	—	—	—	—
Listing and tender offering expenses	2,854	—	—	—	—
Amortization of deferred financing costs	3,958	3,753	5,477	3,859	3,379
Straight-line rent adjustments	(8,881)	(9,688)	(8,942)	(8,937)	(8,209)
Above/below market lease intangibles amortization, net	731	888	834	535	801
Loss on derivatives and extinguishment of debt	7,782	—	3,514	9,263	—
Loss (gain) on the sale of marketable securities	1,331	—	(12,455)	—	—
Other accretion, net	(1,365)	(1,375)	(1,524)	(1,403)	(1,190)
Proportionate share of adjustments for unconsolidated joint ventures	121	30	(567)	(888)	(409)

AFFO - Real Estate Investment Segment (2)	$95,663	$85,074	$83,410	$80,537	$76,801

Private Capital Management Segment
Net income attributable to the company	$9,186	$—	$—	$—	$—
Other amortization, net	5,912	—	—	—	—

AFFO - Private Capital Management Segment (2)	$15,098	$—	$—	$—	$—

(1)	Primarily consists of CMBS accretion and amortization of intangible assets.
(2)	During the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, the Company capitalized expenses incurred related to the ongoing maintenance of the properties, including tenant improvements and leasing commissions, of $983,000, $1.3 million, $1.4 million, $2.1 million, and $2.8 million, respectively.